Exhibit 5.1

Dentons Canada LLP 15th Floor, Bankers Court 850-2nd Street SW Calgary, AB, Canada T2P 0R8 dentons.com

September 12, 2023

First Person Ltd.
1840, 444 – 5th Avenue SW
Calgary, Alberta, Canada T2P 2T8

Ladies and Gentlemen:

In connection with: (i) the issuance by First Person Ltd., a company existing under the laws of Alberta, Canada (the “Company”), of an aggregate of up to 2,900,000 common shares in the capital of the Company without par value, which includes up to 435,000 common shares issuable upon exercise of the underwriters’ option to purchase additional shares (the “Issuable Shares”); and (ii) the registration for resale of 2,330,364 common shares in the capital of the Company (the “Resale Shares”, and collectively with the Issuable Shares, the “Shares”), pursuant to its Registration Statement on Form S-1 (File No. 333-264707) (as amended through the date hereof, the “Registration Statement”), which was filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), certain legal matters with respect to the Shares are being passed upon for the Company by us.

The opinions set forth herein relate only to certain matters regarding the Shares. In our capacity as your Canadian counsel in the connection referred to above, as a basis for the opinions hereinafter expressed, we have examined the articles of incorporation of the Company, as amended to date, the underwriting agreement to be entered into between the Company and EF Hutton, division of Benchmark Investments LLC, as sole representative of the several underwriters named in Schedule A thereto, relating to the sale of the Shares, which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), the originals, or copies certified or otherwise identified, of corporate records of the Company, and certificates of public officials and of representatives of the Company, statutes and other instruments and documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In giving this opinion, we have relied, without independent investigation, on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters contained in such certificates, and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us is accurate and complete. We have also assumed that all Shares will be offered and sold in the manner described in the Registration Statement and in accordance with the terms of the Underwriting Agreement.

First Person Ltd. Page 2	dentons.com

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that: (i) the Issuable Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement will be validly issued, fully paid and non-assessable; and (ii) the Resale Shares are validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

(signed) “Dentons Canada LLP”

Dentons Canada LLP